AIMCO OVERVIEW
NYSE: AIV

Aimco
CREATING VALUE

Total Shareholder Return

Aimco (AIV)

Year-to-date 0.3%

Since Spin-off 43.7%

FTSE Nareit Equity Residential Index

Year-to-date 0.5%

Since Spin-off 21.2%

***As of May 31, 2024**

Stabilized Portfolio
Diversified portfolio in markets projected, on average, to deliver upper quartile revenue growth over next five years

US markets / residential units	8 / 5,600
1Q 2024 Annualized NOI	$108M
Avg monthly revenue per apartment home	$2,348
New customer rent / income ratio	20.3%
Urban / suburban mix (% of NOI)	20% / 80%
2024 Revenue growth guidance	+1.75% - +3.75%

Boston 45% / Chicago 27% / New York 4%
SE Florida 16% / Other 8%

Active Development Projects
Construction of current class to be completed in 2024, on track to create substantial value upon stabilization

# of units	1,039
Commercial space	114K sf
Total direct costs of current development projects	$648M
Construction on current class to be complete by	YE 2024
2024 AIV equity funding	$0 - $5M
NOI at stabilization	$44M

SE Florida 0% / CO Front Range 11%
DC Metro 81% / Other 8%

Future Development Pipeline
Large and attractive opportunity set, new starts to be primarily funded through third party capital

Potential residential units	~ 6,000
Potential commercial space	~ 1.7M sf
2024 Planning costs	$8M - $15M
2024 Potential start	~ 0.5M gsf
Targeted AIV equity contribution of total development cost	10% - 15%
Targeted NOI yield spreads	150 – 200 bps

SE Florida 78% / CO Front Range 18%
DC Metro 4% / Other 0%

Balance Sheet
Ample liquidity, protection against interest rate volatility, and limited near-term maturities

Cash on hand and capacity on revolving credit facility	$290M
Debt maturities over the next 24 months (inclusive of extension options)	~$9M / 1%
Percentage of Aimco debt either fixed rate or hedged	100%
Weighted average cost of fixed-rate debt on stabilized apartment portfolio	4.25%
Mark-to-market on leverage	$66M

Capital Allocation
Committed to prudent capital allocation that maximizes total shareholder returns over time

Planned dispositions	1001 Brickell Bay Drive The Yacht Club The Hamilton
Targeted use of proceeds	Retire associated liabilities Return of capital to stockholders Select new investments
Shares repurchased since 2022	11M / $80M

Corporate Responsibility
Committed to stockholder friendly governance, our team, and the communities in which we operate

- ✓ Highly regarded and reconstituted Board with an average tenure of only three years
- ✓ Aimco's Board has implemented shareholder friendly policies, achieving an ISS governance score of 1 (highest possible)
- ✓ Record team engagement, Healthiest Employers Awards, and volunteerism through Aimco Cares
- ✓ Development projects are being built to LEED and Fitwel standards

Source: Green Street, Factset, and Company Records. As of March 31, 2024, unless otherwise noted.

CONTENTS

Aimco
CREATING VALUE

PRESENTATION TOPICS

1

Stabilized Portfolio & Results

Strong stabilized operating performance with NOI up 6.5% in 1Q24 and 4.3% blended May YTD lease-to-lease.

2

Development & Redevelopment

Current projects to be completed during 2024 and are projected to deliver an average yield on cost of ~7% upon stabilization.

3

Balance Sheet & Capital Allocation

Actively marketing select assets for sale to unlock value created. Aimco plans to continue its prudent allocation of capital, currently favoring the return of capital to shareholders, sourced from cash on hand and planned asset sales.

4

Value Proposition

Continued value creation with opportunities to narrow the gap between share price and net asset value.


BENSON HOTEL

3

Stabilized Portfolio & Results | Development & Redevelopment | Balance Sheet & Capital Allocation | Value Proposition

STABILIZED PORTFOLIO

REAL ESTATE INVESTMENTS

Aimco owns a portfolio of 21 stabilized apartment communities with 5,600 apartment homes diversified by geography and price point.

PERCENT OF STABILIZED OPERATING NOI

BY MARKET


Other, 8%
SE Florida 16%
Boston, 45%
New York, 4%
Chicago, 27%

URBAN vs. SUBURBAN


Urban, 20%
Suburban, 80%

PORTFOLIO STATS

64% Class B

26% Class C+

10% Class A

20.3% 1Q Rent-to-Income Ratio

$2,348 1Q Avg Monthly Revenue per Apartment Home

SELECT STABILIZED OPERATING COMMUNITIES



Royal Crest Estates (Nashua)
902 Units – Nashua, NH



Evanston Place
190 Units – Evanston, IL



The Milan
42 Units – New York, NY



Plantation Gardens
372 Units – Plantation, FL



Hyde Park Tower
155 Units – Chicago, IL



Wexford Village
264 Units – Worcester, MA

Source: Company Records
Class A refers to apartment communities with rents >120% of local market average
Class B refers to apartment communities with rents between 90% and 120% of local market average
Class C refers to apartment communities with rents less than 90% of local market average

Aimco
CREATING VALUE

5

STABILIZED PORTFOLIO REAL ESTATE INVESTMENTS Source: Green Street, Company Records Aimco’s 1Q 2024 Stabilized Operating NOI was earned by apartment communities located in markets with forecast compounded annual revenue growth rate of +2.7%. 90 bps higher than the average of Green Street’s Top 50 markets and 220 bps higher than the average of a Sunbelt portfolio. Higher expected revenue growth results in higher valuation multiples (lower cap rates). THIRD-PARTY MARKET REVENUE GROWTH FORECAST Year End 2023 Indexed to 100

1Q 2024 RESULTS 2024 OUTLOOK 97.9% Average Daily Occupancy 1.75% - 3.75% Stabilized Revenue Growth 5.4% Revenue Growth 6.0% - 8.0% Stabilized Expense Growth 6.3% NOI Growth -0.75% - 2.75% Stabilized NOI Growth STABILIZED PORTFOLIO PERFORMANCE METRICS Source: Company Records May 2024 results are preliminary The pace of leasing activity and rental rate achievement to date have us well positioned as we enter peak season. Our outlook on expenses is unchanged and reflects elevated costs due to increases in real estate taxes, including favorable appeals received in 2023 for prior periods. Blended lease-to-lease YTD May 2024 +4.3% NOTES / UPDATE

DEVELOPMENT TRACK RECORD Source: Company Records, as of 1Q 2024 9 Development and Land Portfolio $ in millions $1.1Bn of development projects constructed or stabilized on plan since 2020. $0.7Bn of development projects and land assets monetized at accretive valuations since 2020. $0.6Bn of construction completions, and up to one new project start, planned for 2024. Future run rate of development activity and exposure to land holdings is expected to be ~50% lower than prior four-year average and funded primarily with 3rd party capital. Values presented are based on year end financial statements or Aimco’s current expectations.

RECENT REDEVELOPMENT In 2020, Aimco ACQUIRED A 271-UNIT APARTMENT BUILDING fronting Biscayne Bay in the Edgewater submarket of Miami. In 2Q 2021, Aimco began construction, INVESTING $98M in the redevelopment and repositioning of The Hamilton, UNLOCKING SIGNIFICANT INCOME POTENTIAL from a previously under-utilized asset. In 3Q 2023, Aimco COMPLETED THE LEASE-UP of the 276-unit community at rates more than 20% AHEAD OF UNDERWRITING. 1Q 2024 Annualized NOI was $10.5M. THE HAMILTON 3Q 2020 Acquisition 2Q 2021 Began Redevelopment Planning & Deleasing Renovated all apartment homes, expanded rentable square footage, reimagined amenities, & upgraded all major building systems 3Q 2023 Completed lease-up 2Q 2024 Marketing for sale

Stabilized Portfolio & Results | Development & Redevelopment | Balance Sheet & Capital Allocation | Value Proposition

ACTIVE DEVELOPMENTS

ON TRACK TO ADD VALUE

- Total direct **investment of $648M** and expected to produce **$44M** of NOI when stabilized
- Aimco equity fully deployed
- In 2024, nearly **700 new units** are projected to be delivered and construction is expected to be substantially complete on all currently active projects (in last six months of cycle)

Nearing Construction Completion with Leasing Underway





Strathmore Square
Bethesda, MD

220-Unit Phase I Development

Initial deliveries on track for Summer 2024

Infill site, metro adjacent and two miles from the main campus of the National Institutes of Health

Oak Shore
Corte Madera, CA

24-Home Single Family Rental Development

10 homes complete

Nine units leased or pre-leased at rates ahead of underwriting

High barrier to entry Marin County submarket

Construction Complete and Stabilizing Occupancy





Upton Place
Washington D.C.

689-Unit Mixed Use Development

Construction completed in April 2024

139 homes leased or pre-leased at rates ahead of underwriting

105K sf of Commercial Space 82% pre-leased

High barrier to entry Upper-Northwest submarket

The Benson Hotel & Faculty Club
Aurora, CO

106-Key Placemaking Development includes 18,000 sf of Event Space

Construction complete

Critical placemaking addition to the build-out of the Anschutz Medical Campus

Year-to-date, April 2024, average monthly revenue is 40% higher than the average monthly revenue in 2023.

Sources: Company Records, estimates as of May 2024.

Aimco CREATING VALUE

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Fitzsimons 4 (4Q 2024) Bioscience (2025) Strathmore Phase 2 (2025) Aimco Pipeline Investments (Earliest Start Date) DEVELOPMENT PIPELINE CURRENT LAND HOLDINGS Aimco expects to fund the vertical construction of SELECT PIPELINE PROJECTS with construction loans, Co-GP and/or LP equity, and limited additional Aimco equity. Consistent with Aimco’s capital allocation strategy, it may choose to MONETIZE CERTAIN PIPELINE ASSETS prior to vertical construction in an effort to maximize value add and risk-adjusted returns. Aimco targets underwritten NOI yields that are +150-200 BPS above the current estimated cap rate. Hamilton House, Miami, FL Potential development in pipeline: Earliest start estimated 3Q 2024 Hamilton House (3Q 2024) 3333 Biscayne (2025) 300 Broward (2025) One Edgewater (2025) Flagler Village (2025)

BALANCE SHEET STRONG WITH LIMITED EXPOSURE Ample liquidity with access to $140 million of cash on hand and full capacity on its $150 million revolving credit facility  Interest rate protection  with Aimco total debt either fixed-rate or with rate caps currently mitigating all floating rate exposure Weighted average cost of debt including interest rate caps, of 5.51%  Aimco Share, $ in thousands Amount Weighted Avg.  Maturity (Yrs.) [1] Total non-recourse fixed rate debt $ 775,463 7.0 Total non-recourse floating rate debt 89,843 1.5 Total non-recourse construction loan debt 313,193 1.6 Leverage Breakdown Non-recourse property-level debt and construction loans Total non-recourse fixed rate debt Total non-recourse floating rate debt Total non-recourse construction loan debt As of March 31, 2024 [1] Inclusive of contractual extension options. Weighted Avg.  Maturity (Yrs.) [1] 7 3.5 3.5 Transferable, lower-cost, fixed-rate debt weighted average cost of fixed-rate debt of 4.25% with a term of 7.0 years, 90% of which is transferable

NEAR-TERM SOURCES OF CAPITAL

Stabilized Portfolio & Results | Development & Redevelopment | Balance Sheet & Capital Allocation | Value Proposition

Aimco is marketing Miami waterfront assets for sale. If pricing and terms are acceptable, Aimco plans to close on these dispositions by the end of 2024.

Aimco, with CBRE as its sales broker, is evaluating initial offers for its **BRICKELL ASSEMBLAGE** located in Miami.



	1Q24 Annualized NOI	Debt Balance
Yacht Club Apartments	$11.0 M	$80 M
1001 Brickell Bay Drive[1]	$9.4 M	$81 M

Includes the 357-unit Yacht Club apartment building and the neighboring 605K gross sf 1001 Brickell Bay Drive office tower.

Combined, the 4.25-acre Brickell Assemblage can accommodate 3.1M gross square feet of development, nearly 2.5 times the size of the current improvements.

Aimco has hired Walker & Dunlop to market for sale **THE HAMILTON** located in Miami.



	1Q24 Annualized NOI	Debt Balance
The Hamilton	$10.5 M	$101 M

Aimco recently completed the renovation and repositioning of the 276-unit waterfront apartment building with occupancy stabilizing in 3Q 2023.

[1] The annualized NOI for 1001 Brickell Bay Drive is from current office operations prioritizing development optionality over revenue maximization.
See Aimco's Valuation Building Blocks on slide 18 of this presentation and Supplemental Schedule 8 of Aimco's 1Q 2024 Earnings Release for more details.

Aimco CREATING VALUE
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NEAR-TERM CAPITAL ALLOCATION As Aimco unlocks the value created from prior investments, we currently favor the return of capital to shareholders. In addition, we will maintain balance sheet stability and advance select new investments. Return of capital to shareholders through common stock repurchases, partnership unit redemptions, and special cash dividends. Since the start of 2022, Aimco has repurchased 11M shares at an average price of $7.31 per share and redeemed nearly 200,000 operating partnership units for cash. In 2023, Aimco’s Board of Directors increased the repurchase authorization to 30M shares. Leverage reduction through the retirement of asset-level debt upon completion of planned transactions. If pricing and terms are acceptable Aimco expects to close the planned transactions by the end of 2024 and Retire the $261M of associated debt Satisfy the associated deferred tax liability. Select new investments which offer the prospect of strong risk-adjusted returns. Aimco anticipates maintaining an active development business but reducing the amount of Aimco capital allocated to development activity over the year ahead. Aimco expects to invest $8M - $15M of Aimco equity into planning and new projects in 2024.

Stabilized Portfolio & Results | Development & Redevelopment | Balance Sheet & Capital Allocation | Value Proposition

NET ASSET VALUE

VALUATION BUILDING BLOCKS

Aimco provides a summary of the items needed to support your calculation of an estimate of Net Asset Value (NAV) in Supplement Schedule 8 in our quarterly earnings release. The building blocks of Aimco's valuation as of March 31, 2024, are:

Net Operating Income	
Annualized NOI for Stabilized Apartment Properties [1]	$108.5
Annualized NOI for Other Real Estate [1]	19.9
Annualized NOI for unconsolidated real estate at AIV share [1]	2.4
Projected Annual NOI for Active Development Projects upon Stabilization [1][2]	44.1
Other Net Assets	
Land, Planning and Entitlement Investment at Cost	154.0
IQHQ and Real Estate Tech Funds [3]	64.9
Cash and Equivalents	121.8
Restricted Cash	18.6
Notes receivable	58.2
Fair Value Adjustment on Fixed Rate Debt & Preferred Equity [2]	66.4
Net Liabilities [4]	
Non-recourse property debt	$852.3
Construction Loans and Preferred Equity Interests	342.8
Preferred Equity Interests	173.2
Investment Remaining to Complete Active Development Projects	51.0
Other Liabilities, net [5]	187.7
Total shares, units and dilutive share equivalents	152.9
Noncontrolling Interests in Real Estate [6]	

Multifamily "B" Cap Rates for Aimco's Markets per Green Street range from 5.2% to 6.3%

Primarily Aimco's 1001 Brickell Bay Drive Office Asset and its recently completed multifamily redevelopment of The Hamilton

Aimco forecasts occupancy to stabilize at these projects in 2025

Excludes the 4.25-acre Brickell Assemblage where recent land sales support a valuation $125 - $175M greater than that of the capitalized income value, and pipeline planning and entitlement investment with an estimated value of at least $40M[2]

(1) Annualized 1Q 2024 NOI before 3% management fees.

(2) Aimco estimated values that are not guarantees of future performance or results, actual performance could differ significantly.

(3) IQHQ based on 2022 recapitalization value and Real Estate Tech Funds based on 1Q 2024 GAAP fair value.

(4) Not included in the above is the tax liability that may be recognized on the disposition of certain assets, primarily Aimco's 1001 Brickell Bay Drive office building, held by Aimco's Taxable REIT Subsidiaries. Aimco's balance sheet includes a $108.5M deferred tax liability and a $3.7M deferred tax asset representing the difference of the tax basis versus the carrying value for GAAP effective tax rates. The tax liability at disposition is most likely lower.

(5) Other Liabilities, net generally consists of Aimco's land leases, accrued expenses, resident security deposits, accounts payable, and other general liabilities. Included is a GAAP liability related to the partial interest sale of Aimco's mezzanine loan that is not expected to be incurred.

(6) Amounts presented at 100% ownership exclusive of noncontrolling interests. Aimco estimates this value to be $40M - $50M.

Source: Company Records, Green Street Market Reports

Aimco CREATING VALUE

18

VALUE PROPOSITION COMMITTED TO MAXIMIZING AND UNLOCKING STOCKHOLDER VALUE The Aimco Board of Directors, in coordination with management, remains intently focused on maximizing and unlocking value for Aimco stockholders and continues to engage regularly with several leading advisory firms, including Morgan Stanley & Co. LLC.      Aimco’s announced plans to reduce exposure to development activity and monetize certain assets represent a commitment to simplify the portfolio and unlock embedded value when there are opportunities to do so. These efforts will further improve Aimco’s positioning in the market and provide increased flexibility as the Board of Directors continues its review and consideration of broader strategic actions to maximize stockholder value. In addition, in conjunction with our contemplated asset sales, we will prioritize return of capital to our stockholders as a key component of our capital allocation philosophy. There can be no assurance that the ongoing review will result in any particular transaction or transactions or other strategic changes or outcomes and the timing of any such event is similarly uncertain.  The Company does not intend to disclose or comment on developments related to the foregoing unless or until it determines that further disclosure is appropriate or required. Share Price Performance Since Separation as of 5/31/2024 | indexed to 100

AIMCO TEAM

AIMCO MAINTAINS A TEAM OF HIGHLY ENGAGED AND DEEPLY EXPERIENCED REAL ESTATE PROFESSIONALS

- Executive team has an average Aimco tenure of **20 YEARS**
- Development team has collectively built or renovated approximately **$15Bn IN PROJECTS**, including **50K APARTMENT HOMES**, and has an average of **22 YEARS** of industry experience
- Capital Markets and Transactions teams have participated in more than **$16Bn OF TRANSACTIONS AND FINANCINGS** and have an average of **17 YEARS** of industry experience
- Aimco team had **RECORD ENGAGEMENT SCORE OF 4.74** in 2023



Wesley Powell
Chief Executive Officer



Lynn Stanfield
Chief Financial Officer



Jennifer Johnson
General Counsel & Chief Administrative Officer



Lee Hodges
Southeast Region



Tom Marchant
Tax & FP&A



Matt Konrad
National Transactions



Derek Ullian
Development



Matt Hopkins
Mid-Atlantic Region



Elizabeth “Tizzie” Likovich
Central Region



John Nicholson
Capital Markets & Treasurer



Kelley Babin
Chief Information Officer



Chad Levine
Investment Finance & Asset Management



Kellie Dreyer
Chief Accounting Officer



Matt Foster
Capital Markets & Investor Relations

Aimco
CREATING VALUE

21

Robust governance structure supportive of long-term value creation Board led by an Independent Chair Active board refreshment, with new directors added each of the last 3 years Governance provisions aligned with shareholder interests HIGHLY QUALIFIED BOARD WITH EXPERTISE RELEVANT TO OUR BUSINESS Kirk A. Sykes Co-Managing Partner, Accordia Partners, LLC James P. Sullivan APPOINTED 2022 Former President, Green Street Advisory Group R. Dary Stone Board Chair President and CEO, R. D. Stone Interests Jay Paul Leupp Co-Founder, Managing Partner, Terra Firma Asset Management Sherry L. Rexroad APPOINTED 2023 Former CFO, Store Capital Former MD, Blackrock Global Real Asset Securities Deborah Smith APPOINTED 2021 Co-Founder and CEO, The Centercap Group Wesley Powell CEO, Aimco Quincy L. Allen Co-Founder and Managing Partner, Arc Capital Partners Patricia L. Gibson Founding Principal and CEO, Banner Oak Capital Partners Key Board Skills Real Estate Investment and Finance Capital Markets Development Property / Asset Management and Operations Accounting and Auditing for Large Business Organizations Marketing and Branding

ASSET LIST

OPERATING APARTMENT COMMUNITIES

Property Name	Location	Apartment Homes
118-122 West 23rd Street	New York, NY	42
173 E. 90th Street	New York, NY	72
237-239 Ninth Avenue	New York, NY	36
1045 on the Park Apartments Homes	Atlanta, GA	30
2200 Grace	Lombard, IL	72
Bank Lofts	Denver, CO	125
Bluffs at Pacifica, The	Pacifica, CA	64
Eldridge Townhomes	Elmhurst, IL	58
Elm Creek	Elmhurst, IL	400
Evanston Place	Evanston, IL	190
Hillmeade	Nashville, TN	288
Hyde Park Tower	Chicago, IL	155
Plantation Gardens	Plantation ,FL	372
Royal Crest Estates	Warwick, RI	492
Royal Crest Estates	Nashua, NH	902
Royal Crest Estates	Marlborough, MA	473
Waterford Village	Bridgewater, MA	588
Wexford Village	Worcester, MA	264
Willow Bend	Rolling Meadows, IL	328
Yacht Club at Brickell	Miami, FL	357
Yorktown Apartments	Lombard, IL	292

PARTNERSHIP OWNED

Casa del Hermosa	La Jolla, CA	41
Casa del Mar	La Jolla, CA	30
Casa del Norte	La Jolla, CA	34
Casa del Sur	La Jolla, CA	37

OPERATING OFFICE BUILDING

Property Name	Location	Square Feet
1001 Brickell Bay Drive	Miami, FL	300k

ACTIVE PROJECTS

Property Name	Location	Approved Units
The Benson Hotel & faculty Club	Aurora, CO	106
The Hamilton	Miami, FL	276
Oak Shore	Corte Madera, CA	24
Upton Place	Washington, DC	689
Strathmore Square Phase 1	Bethesda, MD	220

DEVELOPMENT LAND

Property Name	Location	Acres
Brickell Assemblage	Miami, FL	4.25
300 Broward	Fort Lauderdale, FL	2.31
Hamilton House	Miami, FL	1.10
One Edgewater	Miami, FL	0.50
3333 Biscayne	Miami, FL	2.80
Fitzsimons	Aurora, CO	5.17
Flagler Village Parcel 1	Fort Lauderdale, FL	5.70
Flagler Village Parcels 2 & 3	Fort Lauderdale, FL	3.10
Flying Horse	Colorado Springs, CO	7.45
Strathmore Square Phase 2	Bethesda, MD	1.35
Bioscience	Aurora, CO	4.79

ALTERNATIVE INVESTMENTS

Investment Name	Investment Type
IQHQ	Passive Equity
Parkmerced	Mezzanine Loan
RE Tech Funds	Passive Equity

Aimco
CREATING VALUE
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PIPELINE INVESTMENTS

PIPELINE PROJECT SUMMARIES

As of March 31, 2024 (unaudited)

			Estimated / Currently Planned [1]			
Project Location	Project Name / Description	Acreage [2]	Gross Sq Ft	Multifamily Units	Leasable Commercial Sq Ft	Earliest Vertical Construction Start
SOUTHEAST FLORIDA						
556-640 NE 34th Street (Miami)	Hamilton House	1.10	560,000	114	6,500	4Q 2024
3333 Biscayne Boulevard (Miami)	3333 Biscayne [3]	2.80	1,760,000	650	176,000	2025
510-532 NE 34th Street (Miami)	One Edgewater	0.50	533,000	204	—	2025
300 Broward Boulevard (Fort Lauderdale)	300 Broward [3]	2.31	1,700,000	935	40,000	2025
901 N Federal Highway (Fort Lauderdale)	Flagler Village Phase I	5.70	1,830,000	690	230,000	2025
1001-1111 Brickell Bay Drive (Miami)	Brickell Assemblage	4.25	3,200,000	1,500	500,000	2027
NE 9th Street & NE 5th Avenue (Fort Lauderdale)	Flagler Village Phase III	1.70	400,000	300	—	2027
NE 9th Street & NE 5th Avenue (Fort Lauderdale)	Flagler Village Phase IV	1.40	400,000	300	—	2028
WASHINGTON D.C. METRO AREA						
5300 Block of Tuckerman Lane (Bethesda)	Strathmore Square Phase II [3]	1.35	525,000	399	11,000	2025
COLORADO'S FRONT RANGE						
E 23rd Avenue & N Scranton Street (Aurora)	Fitzsimons 4 [3]	1.77	415,000	285	—	4Q 2024
1765 Silversmith Road (Colorado Springs)	Flying Horse	7.45	300,000	95	—	2025
E 23rd Avenue & N Scranton Street (Aurora)	Bioscience 4	1.53	232,000	—	225,000	2025
E 22nd Avenue & N Scranton Street (Aurora)	Fitzsimons 2	2.29	390,000	275	—	2026
E 23rd Avenue & N Scranton Street (Aurora)	Bioscience 5	1.22	230,000	—	190,000	2026
E 23rd Avenue & Uvalda (Aurora)	Fitzsimons 3	1.11	400,000	225	—	2027
E 23rd Avenue & N Scranton Street (Aurora)	Bioscience 6	2.04	385,000	—	315,000	2028
Total Future Pipeline		**38.52**	**13,260,000**	**5,972**	**1,693,500**	

1. Aimco estimates are not guarantees of future plans which could differ significantly
2. Acreage for the Bioscience project is presented proportionate based on the buildable gross square feet
3. Owned in a joint venture structure

Aimco

24

NON-GAAP RECONCILIATION

PROPERTY NET OPERATING INCOME (NOI): NOI is defined by Aimco as total property rental and other property revenues less direct property operating expenses, including real estate taxes. NOI does not include: property management revenues, primarily from affiliates; casualties; property management expenses; depreciation; or interest expense. NOI is helpful because it helps both investors and management to understand the operating performance of real estate excluding costs associated with decisions about acquisition pricing, overhead allocations, and financing arrangements. NOI is also considered by many in the real estate industry to be a useful measure for determining the value of real estate. Reconciliations of NOI as presented in this report to Aimco's consolidated GAAP amounts are provided below.

Due to the diversity of its economic ownership interests in its apartment communities in the periods presented, Aimco evaluates the performance of the apartment communities in its segments using Property NOI, which represents the NOI for the apartment communities that Aimco consolidates and excludes apartment communities that it does not consolidate. Property NOI is defined as rental and other property revenue less property operating expenses. In its evaluation of community results, Aimco excludes utility cost reimbursement from rental and other property revenues and reflects such amount as a reduction of the related utility expense within property operating expenses. The following table presents the reconciliation of GAAP rental and other property revenue to the revenues before utility reimbursements and GAAP property operating expenses to expenses, net of utility reimbursements as presented on Supplemental Schedule 6 of Aimco's quarterly earnings release and supplemental schedules.

Segment NOI Reconciliation	Three Months Ended (in thousands)			
	March 31, 2024		March 31, 2023	
Total Real Estate Operations	Revenues, Before Utility Reimbursements	Expenses, Net of Utility Reimbursements	Revenues, Before Utility Reimbursements	Expenses, Net of Utility Reimbursements
Total (per consolidated statements of operations)	$ 50,203	$ 21,199	$ 44,268	$ 17,504
Adjustment: Utilities reimbursement	(1,865)	(1,865)	(1,617)	(1,617)
Adjustment: Other Real Estate	(4,764)	(2,983)	(3,671)	(1,529)
Adjustment: Non-stabilized and other amounts not allocated	(4,935)	(4,848)	(2,308)	(3,172)
Total Stabilized Operating (per Schedule 6)	$ 38,639	$ 11,503	$ 36,672	$ 11,186

OTHER LIABILITIES, NET: Other liabilities, net, as presented herein and on in Aimco's Earnings Release on Supplemental Schedule 8, Net Asset Value Components, generally consists of the Aimco's development land leases, accrued expenses, resident security deposits, accounts payable, and other general liabilities, net of interest rate options and other assets, excluding the fair value of Aimco's investments in IQHQ and real estate technology funds.

Other liabilities, net as of March 31, 2024, as presented in Supplemental Schedule 8, Net Asset Value Components, is calculated as follows (in millions):

Accrued Liabilities and Other (per Consolidated Balance Sheet)	**$**	**131.6**
Lease liabilities - finance leases (per Consolidated Balance Sheet)		**119.3**
Other assets, net (per Consolidated Balance Sheet)		**(123.0)**
Interest Rate Options (per Consolidated Balance Sheet)		**(5.1)**
Total (per Consolidated Balance Sheet)		**122.8**
Reduction in assets (reported elsewhere on Schedule 8):		
IQHQ and Real Estate Tech Funds		64.9
Other liabilities, net (per Schedule 8)	**$**	**187.7**

Aimco
CREATING VALUE

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FORWARD LOOKING STATEMENT This presentation contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations, including, but not limited to, the statements in this document regarding our future plans and goals, including our pipeline investments and projects, our plans to eliminate certain near term debt maturities, our estimated value creation and potential, our timing, scheduling and budgeting, projections regarding lease growth, our plans to form joint ventures, our plans for new acquisitions or dispositions, our strategic partnerships and value added therefrom, and changes to our corporate governance. We caution investors not to place undue reliance on any such forward-looking statements. Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s)” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of Aimco that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statement. Important factors, among others, that may affect actual results or outcomes include, but are not limited to: (i) the risk that the 2023 plans and goals may not be completed, as expected, in a timely manner or at all, (ii) the inability to recognize the anticipated benefits of the pipeline investments and projects, and (iii) changes in general economic conditions, including, increases in interest rates and other force-majeure events. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Readers should carefully review Aimco’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Aimco’s Annual Report on Form 10-K for the year ended December 31, 2023, and subsequent Quarterly Reports on Form 10-Q and other documents Aimco files from time to time with the SEC. These filings identify and address important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. These forward-looking statements reflect management’s judgment and expectations as of this date, and Aimco assumes no (and disclaims any) obligation to revise or update them to reflect future events or circumstances. Certain financial and operating measures found herein are used by management and are not defined under accounting principles generally accepted in the United States, or GAAP. These measures are reconciled to the most comparable GAAP measures at the end of this presentation. Definitions can be found in Aimco’s Earnings Release and Supplemental Schedules for the quarter ended March 31, 2024.